Exhibit 99.1

October 20, 2016

Contact:	Investor contact:
Media Relations	Lavanya Sareen
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5656

Alaska Air Group reports third quarter 2016 results
Financial Highlights:

•
Reported net income for the third quarter under Generally Accepted Accounting Principles (GAAP) of $256 million or $2.07 per diluted share, compared to net income of $274 million, or $2.14 per diluted share in 2015.

•
Reported adjusted diluted earnings per share of $2.20, a 2% increase over the third quarter of 2015. Third quarter net income, excluding special items, was $272 million, a 2% decrease from the third quarter of 2015. This quarter's results exceed First Call analyst consensus estimate of $2.09 per share.

•	Paid 27.5¢ per-share quarterly cash dividend in the third quarter, a 38% increase over the dividend paid in the third quarter of 2015.

•	Generated approximately $1.2 billion of operating cash flow and $700 million of free cash flow for the nine months ending September 30, 2016.

•	Achieved 24.8% adjusted pre-tax margin on a trailing 12-month basis.

•	Achieved return on invested capital of 24.4% for the 12-month period ending September 30, 2016.

•	Held $3.2 billion in unrestricted cash and marketable securities as of September 30, 2016.

Planned Acquisition of Virgin America:

•	Announced proposed acquisition of Virgin America on April 4, 2016.

•	Raised approximately $1.5 billion of funding in anticipation of the proposed acquisition of Virgin America.

•	Recorded special items of $22 million in the third quarter for merger-related costs.
Year-To-Date Accomplishments and Highlights:

•	Became the first major U.S. airline to receive approval from the Federal Aviation Administration for its Safety Management System.

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers in North America" in 2016 by J.D. Power for ninth year in a row.

•	Ranked "Highest in Customer Satisfaction with Airline Loyalty Rewards Programs" in 2016 by J.D. Power for the third consecutive year.

•	Ranked first in the U.S. News & World Report's list of Best Airline Rewards Programs for the second consecutive year.

•
Announced enhanced benefits to the Alaska Airlines Visa Signature credit card and the Alaska Airlines Visa Business credit card including the elimination of foreign transaction fees and increased bonus miles.

•	Announced a new codeshare agreement and frequent flier partnership with Japan Airlines, providing Alaska customers seamless travel and mileage earning opportunities.

•	Ranked among Forbes' 2016 "America's Best Employers."

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the six largest U.S. airlines for the 12 months ended August 2016.

•	Received the Department of Defense 2016 Freedom Award, the highest recognition given to employers by the U.S. government for their support of National Guard and Reserve members.

•	Received 15th Diamond Awards of Excellence from the Federal Aviation Administration, recognizing both Alaska and Horizon's aircraft technicians for their commitment to training.

•	Earned first place in the commercial aviation division and first place overall at the 2016 Annual International Aerospace Maintenance Competition, surpassing over 50 teams from around the world.

•	Named the No. 1 cargo carrier by Logistics Management magazine, as part of its annual Quest for Quality awards.

•	Joined the Standard and Poor's 500 Index. Companies included in the S&P 500 are chosen by the S&P Index Committee based on their size, earnings history and liquidity, among other factors.

•	Ranked among the Fortune 500 for the third year in a row.

•	Flew the first commercial flight using sustainable alcohol-to-jet biofuel made from U.S. grown corn, continuing Alaska's commitment to reduce its carbon emissions.

•	Ranked among the top "green companies" in the United States by Newsweek.

•
Received the Seattle-Tacoma International Airport Green Gateway Environmental Excellence Award for the second year in a row, as a result of efforts in reducing emissions, recycling and waste reduction and lowered energy consumption.

New routes announced in the third quarter were as follows:

New Non-Stop Routes Announced (Launch Dates)
Portland, Oregon to Newark, New Jersey (11/10/16)
San Diego to Newark, New Jersey (11/21/16)
Portland to Sun Valley, Idaho (12/17/16)
Los Angeles to Havana, Cuba (1/5/17) (a)
San Jose, California to Newark, New Jersey (3/12/17)
Seattle to Wichita, Kansas (4/13/17)
Seattle to Indianapolis, Indiana (5/11/17)
(a) Pending final Department of Transportation (DOT) approval.

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported third quarter 2016 GAAP net income of $256 million, or $2.07 per diluted share, compared to $274 million, or $2.14 per diluted share in the third quarter of 2015. Excluding the impact of merger-related costs and mark-to-market fuel hedge adjustments, the company reported record adjusted net income of $272 million, or $2.20 per diluted share, compared to adjusted net income of $277 million, or $2.16 per diluted share, in 2015.

“We had a fantastic quarter operationally and financially. I want to thank both our employees and customers,” said Alaska Airlines Chairman and CEO Brad Tilden.  “All of us at Alaska are fully focused on completing our merger with Virgin America, while continuing to work together to be the best airline we can possibly be for our customers.”

The following table reconciles the company's reported GAAP net income and earnings per diluted share (Diluted EPS).

	Three Months Ended September 30,
	2016		2015
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$256	$2.07	$274	$2.14
Mark-to-market fuel hedge adjustments	3	0.02	5	0.04
Special items - merger-related costs	22	0.18	—	—
Income tax effect	(9)	(0.07)	(2)	(0.02)
Non-GAAP adjusted income and per-share amounts	$272	$2.20	$277	$2.16

	Nine Months Ended September 30,
	2016		2015
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$700	$5.63	$657	$5.05
Mark-to-market fuel hedge adjustments	(9)	(0.07)	(1)	(0.01)
Special items - merger-related costs	36	0.29	—	—
Income tax effect	(10)	(0.08)	—	—
Non-GAAP adjusted income and per-share amounts	$717	$5.77	$656	$5.04

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the third quarter results will be simulcast online at 8:30 a.m. Pacific time on October 20, 2016. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

Forward-Looking Statements
This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended.  These statements relate to future events, Alaska Air Group and the proposed merger of Virgin America with a wholly owned subsidiary of Alaska Air Group. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “ expect,” “may,” “likely,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations and services of Alaska Air Group. Alaska Air Group cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: delay in closing the merger or the possibility of non-consummation of the merger; labor costs and relations; general economic conditions; increases in operating costs including fuel; competition; inability to meet cost reduction goals; seasonal fluctuations in our financial results; an aircraft accident; and changes in laws and regulations. These risks and others relating to Alaska Air Group and the proposed merger are described in greater detail in Alaska Air Group’s SEC filings, including Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Alaska Air Group makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

###

Alaska Airlines, together with its regional partners, flies 32 million customers a year to more than 110 cities with an average of 970 daily flights throughout the United States, including Hawaii, Canada, Costa Rica, and Mexico. With Alaska’s 17 global airline partners, customers can earn and redeem miles to more than 800 destinations worldwide. Onboard, customers are invited to make the most of their flight with amenities like power outlets at every seat, streaming entertainment direct to your device, Wi-Fi and an inspired food and beverage selection featured on most flights. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North American Airline Satisfaction Study for nine consecutive years from 2008 to 2016. Alaska Airlines Mileage Plan also ranked “Highest in Customer Satisfaction with Airline Loyalty Rewards Programs” in the J.D. Power Airline Loyalty/Rewards Program Satisfaction Report for the last three consecutive years. Alaska Airlines is a subsidiary of Alaska Air Group (NYSE: ALK). Learn more on the airline’s newsroom, blog, alaskaair.com, @AlaskaAir, facebook.com/alaskaairlines and linkedin.com/company/alaska-airlines.

###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per-share amounts)	2016	2015	Change	2016	2015	Change
Operating Revenues:
Passenger
Mainline	$1,073	$1,057	2%	$3,036	$2,977	2%
Regional	249	240	4%	682	638	7%
Total passenger revenue	1,322	1,297	2%	3,718	3,615	3%
Freight and mail	31	30	3%	82	83	(1)%
Other - net	213	188	13%	607	523	16%
Total Operating Revenues	1,566	1,515	3%	4,407	4,221	4%

Operating Expenses:
Wages and benefits	340	312	9%	1,008	923	9%
Variable incentive pay	31	32	(3)%	95	90	6%
Aircraft fuel, including hedging gains and losses	225	245	(8)%	593	741	(20)%
Aircraft maintenance	64	67	(4)%	197	182	8%
Aircraft rent	25	26	(4)%	80	78	3%
Landing fees and other rentals	89	80	11%	232	217	7%
Contracted services	63	54	17%	183	157	17%
Selling expenses	58	53	9%	162	160	1%
Depreciation and amortization	101	81	25%	281	236	19%
Food and beverage service	31	30	3%	93	83	12%
Third-party regional carrier expense	25	20	25%	72	52	38%
Other	92	82	12%	267	259	3%
Special items - merger-related costs	22	—	NM	36	—	NM
Total Operating Expenses	1,166	1,082	8%	3,299	3,178	4%
Operating Income	400	433	(8)%	1,108	1,043	6%

Nonoperating Income (Expense):
Interest income	7	5		20	16
Interest expense	(11)	(10)		(33)	(32)
Interest capitalized	6	9		21	25
Other - net	—	—		(2)	1
Total Nonoperating Income (Expense)	2	4		6	10
Income Before Income Tax	402	437		1,114	1,053
Income tax expense	146	163		414	396
Net Income	$256	$274		$700	$657

Basic Earnings Per Share:	$2.08	$2.15		$5.66	$5.08
Diluted Earnings Per Share:	$2.07	$2.14		$5.63	$5.05

Shares Used for Computation:
Basic	123.149	127.308		123.648	129.231
Diluted	123.833	128.205		124.393	130.200

Cash dividend declared per share:	$0.275	$0.20		$0.825	$0.60

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2016	December 31, 2015
Cash and marketable securities	$3,226	$1,328

Total current assets	3,600	1,663
Property and equipment-net	5,031	4,802
Other assets	68	65
Total assets	8,699	6,530

Air traffic liability	785	669
Current portion of long-term debt	275	114
Other current liabilities	1,063	1,022
Current liabilities	2,123	1,805
Long-term debt	1,861	569
Other liabilities and credits	1,851	1,745
Shareholders' equity	2,864	2,411
Total liabilities and shareholders' equity	$8,699	$6,530

Debt-to-capitalization ratio, adjusted for operating leases(a)	45%	27%

Number of common shares outstanding	123.266	125.175

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	9,054	8,616	5.1%	25,536	23,956	6.6%
RPMs (000,000) "traffic"	9,601	8,878	8.1%	27,569	25,052	10.0%
ASMs (000,000) "capacity"	11,212	10,368	8.1%	32,728	29,574	10.7%
Load factor	85.6%	85.6%	—	84.2%	84.7%	(0.5)pts
Yield	13.77¢	14.61¢	(5.7)%	13.49¢	14.43¢	(6.5)%
PRASM	11.79¢	12.51¢	(5.8)%	11.36¢	12.22¢	(7.0)%
RASM	13.97¢	14.61¢	(4.4)%	13.47¢	14.27¢	(5.6)%
CASM excluding fuel and special items(b)	8.20¢	8.07¢	1.6%	8.16¢	8.24¢	(1.0)%
Economic fuel cost per gallon(b)	$1.58	$1.82	(13.2)%	$1.47	$1.97	(25.4%)
Fuel gallons (000,000)	140	132	6.1%	410	377	8.8%
ASM's per gallon	80.1	78.5	2.0%	79.8	78.4	1.8%
Average number of full-time equivalent employees (FTE)	14,674	14,003	4.8%	14,500	13,690	5.9%

Mainline Operating Statistics:
Revenue passengers (000)	6,507	6,171	5.4%	18,432	17,193	7.2%
RPMs (000,000) "traffic"	8,595	7,976	7.8%	24,767	22,633	9.4%
ASMs (000,000) "capacity"	9,987	9,278	7.6%	29,216	26,609	9.8%
Load factor	86.1%	86.0%	0.1pts	84.8%	85.1%	(0.3)pts
Yield	12.49¢	13.26¢	(5.8)%	12.26¢	13.15¢	(6.8)%
PRASM	10.75¢	11.40¢	(5.7)%	10.39¢	11.19¢	(7.1)%
RASM	12.96¢	13.50¢	(4.0)%	12.53¢	13.23¢	(5.3)%
CASM excluding fuel and special items(b)	7.28¢	7.19¢	1.3%	7.21¢	7.33¢	(1.6)%
Economic fuel cost per gallon(b)	$1.57	$1.81	(13.3)%	$1.46	$1.97	(25.9%)
Fuel gallons (000,000)	119	113	5.3%	350	326	7.4%
ASM's per gallon	83.9	82.1	2.2%	83.5	81.6	2.3%
Average number of FTE's	11,397	10,824	5.3%	11,260	10,643	5.8%
Aircraft utilization	10.6	10.9	(2.8%)	10.7	10.9	(1.8)%
Average aircraft stage length	1,203	1,168	3.0%	1,218	1,185	2.8%
Operating fleet	154	144	10 a/c	154	144	10 a/c

Regional Operating Statistics:(c)
Revenue passengers (000)	2,547	2,445	4.2%	7,105	6,762	5.1%
RPMs (000,000) "traffic"	1,006	903	11.4%	2,801	2,419	15.8%
ASMs (000,000) "capacity"	1,225	1,090	12.4%	3,512	2,965	18.4%
Load factor	82.1%	82.8%	(0.7)pts	79.8%	81.6%	(1.8)pts
Yield	24.75¢	26.53¢	(6.7)%	24.35¢	26.37¢	(7.7)%
PRASM	20.32¢	21.97¢	(7.5)%	19.43¢	21.51¢	(9.7)%
Operating fleet	69	63	6 a/c	69	63	6 a/c
(a)     Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)
See a reconciliation of operating expenses excluding fuel and special items, a reconciliation of economic fuel costs, and Note A in the accompanying pages, for a discussion of why these measures may be important to investors.

(c)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2016
	Alaska
(in millions)	Mainline	Regional	Horizon	Parent & Consolidating(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$1,073	$—	$—	$—	$1,073	$—	$1,073
Regional	—	249	—	—	249	—	249
Total passenger revenues	1,073	249	—	—	1,322	—	1,322
CPA revenues	—	—	109	(109)	—	—	—
Freight and mail	30	1	—	—	31	—	31
Other-net	190	21	1	1	213	—	213
Total operating revenues	1,293	271	110	(108)	1,566	—	1,566

Operating expenses
Operating expenses, excluding fuel	727	202	99	(109)	919	22	941
Economic fuel	188	34	—	—	222	3	225
Total operating expenses	915	236	99	(109)	1,141	25	1,166

Nonoperating income (expense)
Interest income	7	—	—	—	7	—	7
Interest expense	(7)	—	(2)	(2)	(11)	—	(11)
Other	5	—	—	1	6	—	6
Total Nonoperating income (expense)	5	—	(2)	(1)	2	—	2
Income (loss) before income tax	$383	$35	$9	$—	$427	$(25)	$402

	Three Months Ended September 30, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Parent & Consolidating(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$1,057	$—	$—	$—	$1,057	$—	$1,057
Regional	—	240	—	—	240	—	240
Total passenger revenues	1,057	240	—	—	1,297	—	1,297
CPA revenues	—	—	105	(105)	—	—	—
Freight and mail	29	1	—	—	30	—	30
Other-net	167	20	1	—	188	—	188
Total operating revenues	1,253	261	106	(105)	1,515	—	1,515

Operating expenses
Operating expenses, excluding fuel	667	181	93	(104)	837	—	837
Economic fuel	205	35	—	—	240	5	245
Total operating expenses	872	216	93	(104)	1,077	5	1,082

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(7)	—	(3)	—	(10)	—	(10)
Other	7	—	—	2	9	—	9
Total Nonoperating income (expense)	5	—	(3)	2	4	—	4
Income (loss) before income tax	$386	$45	$10	$1	$442	$(5)	$437

	Nine Months Ended September 30, 2016
	Alaska
	Mainline	Regional	Horizon	Parent & Consolidating(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	3,036	—	$—	$—	$3,036	$—	$3,036
Regional	—	682	—	—	682	—	682
Total passenger revenues	3,036	682	—	—	3,718	—	3,718
CPA revenues	—	—	322	(322)	—	—	—
Freight and mail	79	3	—	—	82	—	82
Other - net	546	57	3	1	607	—	607
Total operating revenues	3,661	742	325	(321)	4,407	—	4,407

Operating expenses
Operating expenses, excluding fuel	2,107	580	305	(322)	2,670	36	2,706
Economic fuel	512	90	—	—	602	(9)	593
Total operating expenses	2,619	670	305	(322)	3,272	27	3,299

Nonoperating income (expense)
Interest income	19	—	1	—	20	—	20
Interest expense	(23)	—	(7)	(3)	(33)	—	(33)
Other	15	—	—	4	19	—	19
Total Nonoperating income (expense)	11	—	(6)	1	6	—	6
Income (loss) before income tax	$1,053	$72	$14	$2	$1,141	$(27)	$1,114

	Nine Months Ended September 30, 2015
	Alaska
	Mainline	Regional	Horizon	Parent & Consolidating(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$2,977	$—	$—	$—	$2,977	$—	$2,977
Regional	—	638	—	—	638	—	638
Total passenger revenues	2,977	638	—	—	3,615	—	3,615
CPA revenues	—	—	303	(303)	—	—	—
Freight and mail	79	4	—	—	83	—	83
Other - net	465	55	3	—	523	—	523
Total operating revenues	3,521	697	306	(303)	4,221	—	4,221

Operating expenses
Operating expenses, excluding fuel	1,951	514	274	(302)	2,437	—	2,437
Economic fuel	641	101	—	—	742	(1)	741
Total operating expenses	2,592	615	274	(302)	3,179	(1)	3,178

Nonoperating income (expense)
Interest income	15	—	—	1	16	—	16
Interest expense	(21)	—	(8)	(3)	(32)	—	(32)
Other	21	—	—	5	26	—	26
Total Nonoperating income (expense)	15	—	(8)	3	10	—	10
Income (loss) before income tax	$944	$82	$24	$2	$1,052	$1	$1,053

(a)	Includes consolidating entries, Parent Company, and other immaterial business units.

(b)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain charges. See Note A in the accompanying pages for further information.

(c)	Includes accounting adjustments related to mark-to-market fuel-hedge accounting charges, and other special items described previously.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended September 30,				Nine Months Ended September 30,
(in cents)	2016		2015		2016		2015
Consolidated:
CASM	10.40	¢	10.44	¢	10.08	¢	10.75	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.01		2.37		1.81		2.51
Special items - merger-related costs	0.19		—		0.11		—
CASM excluding fuel and special items	8.20	¢	8.07	¢	8.16	¢	8.24	¢

Mainline:
CASM	9.19	¢	9.45	¢	8.93	¢	9.74	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	1.91		2.26		1.72		2.41
CASM excluding fuel and special items	7.28	¢	7.19	¢	7.21	¢	7.33	¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended September 30,
	2016		2015
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$218	$1.55	$235	$1.78
Losses on settled hedges	4	0.03	5	0.04
Consolidated economic fuel expense	222	1.58	240	1.82
Mark-to-market fuel hedge adjustment	3	0.02	5	0.03
GAAP fuel expense	$225	$1.60	$245	$1.85
Fuel gallons	140		132

	Nine Months Ended September 30,
	2016		2015
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$590	$1.44	$727	$1.93
Losses on settled hedges	12	0.03	15	0.04
Consolidated economic fuel expense	$602	$1.47	$742	$1.97
Mark-to-market fuel hedge adjustment	(9)	(0.02)	(1)	—
GAAP fuel expense	$593	$1.45	$741	$1.97
Fuel gallons	410		377

Note A: Pursuant to Regulation G, we have provided reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long term, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•	Adjusted Income before income tax and CASM excluding fuel, and other special items, are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as mark-to-market hedging adjustments or Virgin America merger-related costs, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

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Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement. The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile